UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 31, 2017, CytoDyn Inc. (the “Company”) issued $1.15 million in aggregate principal amount of unsecured convertible promissory notes (the “Notes”) and related warrants (the “Warrants”) to purchase common stock of the Company (the “Common Stock”) in a private placement to various accredited investors, pursuant to subscription agreements entered into with each (collectively, the “Subscription Agreements”), in exchange for cash in an equal amount. The proceeds are anticipated to be used for general working capital and to fund clinical trials.

The Notes are the general unsecured obligations of the Company and rank pari passu with all other creditors of the Company. The principal amount of the Notes, including any accrued but unpaid interest thereon, is convertible at the election of the holders into shares of Common Stock at any time prior to maturity at an initial conversion price of $0.75 per share. The Notes bear simple interest at the annual rate of 7.0%. Principal and accrued interest, to the extent not previously paid in cash or converted, is due and payable on January 31, 2018.

The Notes include events of default for nonpayment of principal or interest when due, upon which the payment of principal and interest may be accelerated. Prepayment by the Company is permitted without penalty upon 10 days prior written notice to investors.

Conversion rights under the Notes and the terms of the related Warrants are described under Item 3.02, which information is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 31, 2017, the Company sold $1.15 million in aggregate principal amount of Notes and related Warrants to various accredited investors. The principal amount of the Notes plus unpaid accrued interest is convertible at the election of the holders into shares of Common Stock at any time prior to maturity, at an initial conversion price of $0.75 per share, with an aggregate of 1,533,333 shares of the Company’s Common Stock underlying the Notes issued on May 31, 2017. Additional terms of the Notes and the offering thereof are described under Item 2.03 above, which information is incorporated herein by reference.

As part of the investment in the Notes, the Company also issued Warrants exercisable for 25% of the shares into which the Notes are convertible, with Warrants for an aggregate of 383,333 shares of Common Stock issued on May 31, 2017. The Warrants are exercisable at a price of $1.35 per share. The Warrants are currently exercisable in full and will expire five years from the date of issuance.

The Subscription Agreements contain certain “piggyback” registration rights relating to resales of shares of Common Stock underlying the Notes and the Warrants.

Each of the investors has represented to the Company that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act in connection with the issuance of the Note and Warrants.

The foregoing description of the Notes and the Warrants and the offering thereof is qualified in its entirety by reference to the full text of the Notes, the Warrants and the Subscription Agreements, the forms of each of which are attached as Exhibits 4.1, 4.2 and 10.1 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Convertible Promissory Note

4.2	Form of Warrant to Purchase Common Stock

10.1	Form of Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: June 2, 2017	By:	/s/ Michael D. Mulholland
Michael D. Mulholland Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Convertible Promissory Note

4.2	Form of Warrant to Purchase Common Stock

10.1	Form of Subscription Agreement